Exhibit 10.2

INOZYME PHARMA, LLC

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT, dated as of June 1, 2016 (this “Agreement”), by and among Inozyme Pharma, LLC, a Delaware limited liability company (the “Company”), and holders of the Company’s Class 1 Stock (the “Class 1 Stock”), listed on Exhibit A (together with certain other persons who become parties as provided herein, the “Holders”).

W I T N E S S E T H:

WHEREAS, the Company and each Holder who initially is a party to this Agreement are parties to a Restricted Stock Agreement or Subscription Agreement of even date herewith or dated subsequent hereto (each, a “Subscription Agreement”);

WHEREAS, the Company and the initial Holder(s) are executing and delivering this Agreement as a material inducement to such Holder(s) to subscribe for shares of Class 1 Stock pursuant to the Subscription Agreement(s); and

WHEREAS, from time to time after the date of this Agreement one or more other Holders who become parties to Subscription Agreements may also become parties to this Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Definitions.

(a)    As used in this Agreement, the terms “Agreement,” “Class 1 Stock,” “Company,” “Holders” and “Subscription Agreement” shall have the respective meanings assigned to such terms in the introductory paragraphs of this Agreement.

(b)    All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

(c)    The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” shall mean, with respect to a party hereto (or such party’s successors and assigns), any person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such person or entity (or such person’s or entity’s successors and assigns). For purposes of this definition, a person or entity shall be deemed to be “controlled by” another person or entity if the other possesses, directly or indirectly, power either (i) to vote fifty percent (50%) or more of the securities having ordinary voting power for the election of directors of such person or entity, or (ii) to direct or cause the direction of the management and policies of such person or entity whether by contract or otherwise, provided, however, that for purposes of clarity, in addition to the foregoing, with respect to any venture capital investor, “Affiliate” shall include any partnership, limited liability company or fund sharing a common management company or similar entity.

“Class 1 Stock” includes the Class 1 Stock of the Company as authorized on the date hereof, and any other securities into which or for which the Class 1 Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise and any stock (other than Class 1 Stock) and other securities of the Company or any other Person which any holder of Class 1 Stock at any time shall be entitled to receive, or shall have received, on the exercise of conversion or exchange rights of the Class 1 Stock or any such other securities, in lieu of or in addition to Class 1 Stock.

“Excluded Registration Statement” means a Registration Statement under the 1933 Act on Form S-3, S-4 or S-8 or similar or successor registration statement forms of the SEC under the 1933 Act.

“Form S-3” means a Registration Statement on Form S-3 under the 1933 Act, as such form is in effect on the date hereof or any registration form under the 1933 Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 2(k) hereof.

“Initiating Holders” shall have the meaning provided in Section 2(a)(1).

“IPO” means the first firm commitment underwritten sale of equity securities for the account of the Company pursuant to a registration statement filed by the Company under the 1933 Act (other than a registration of securities in a transaction to which Rule 145 under the 1933 Act applies or with respect to an employee benefit plan).

“Material Adverse Effect” means a material adverse effect on (1) the business, assets, liabilities, operations, results of operations, intellectual property, management, condition (financial or other) or prospects of the Company; (2) the validity or enforceability of any transaction document or the ability of the Company to perform its obligations hereunder or thereunder or (3) the rights and remedies of the Holders under the transaction documents or applicable law.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1933 Act” means the Securities Act of 1933, as amended.

“register”, “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document;

“Registrable Securities” means (1) the Class 1 Stock issuable or issued to the Holders pursuant to the Subscription Agreements, (2) any shares of Class 1 Stock issued to a Holder after the date of this Agreement or issued or issuable to a Holder upon conversion or exercise of a Subject Stock Equivalent issued to a Holder after the date of this Agreement and (3) any Class 1 Stock issued as (or issuable upon the conversion or exercise of any Subject Stock Equivalent which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Class 1 Stock, or any such Subject Stock Equivalent referred to in the immediately preceding clause (1) or (2), excluding in all cases, however, (i) any Registrable Securities sold by a Holder in a transaction in which such Holder’s rights under Section 2 are not assigned, (ii) any Registrable Securities sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction and (iii) Registrable Securities which can be sold under Rule 144(k) under the 1933 Act; provided that the Registrable Securities are then listed on a national securities exchange or on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or the Nasdaq Stock Market.

“SEC” means the U.S. Securities and Exchange Commission.

“Subject Stock” means all stock of the Company representing membership interests in the Company entitled to share in the residual value of the Company in connection with a dissolution and liquidation of the Company, including, without limitation, Class 1 Stock, Class 2 Stock and Class 3 Stock, and any securities derivates relating thereto, including any Subject Stock Equivalents.

“Subject Stock Equivalent” means any warrant, option, subscription or purchase right with respect to shares of Subject Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire shares of Subject Stock and any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

“S-3 Initiating Holders” shall have the meaning provided in Section 2(c).

“Violation” shall have the meaning provided in section 2(i)(1)

2.    Registration Rights

(a)    Request for Registration.

(1)    If the Company shall receive at any time after the date that is one year following the date of the closing of the IPO a request from the Holders of at least 30% of the Registrable Securities that the Company file a registration statement under the 1933 Act, then the Company shall, within ten (10) days after the receipt thereof, give notice of such request to all Holders and shall, subject to the limitations of Section 2(a)(2), use its best efforts to effect as soon as practicable, and in any event within ninety (90) days after the receipt of such request from the Holders initiating a request under this Section 2(a) (the “Initiating Holders”), the registration under the 1933 Act of all Registrable Securities which, within twenty (20) days after the Company gives such notice, the Holders request to be so registered; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2(a)(1):

(A)    While another registration statement (other than Form S-3 or an Excluded Registration Statement) of the Company has been filed with the SEC and is not yet effective or on or within one hundred eighty (180) days after the effective date of another registration statement (other than Form S-3 or an Excluded Registration Statement) filed by the Company with the SEC;

(B)    While another registration statement (other than Form S-3 or an Excluded Registration Statement) of the Company has been requested or demanded to register shares of Class 1 Stock issued or issuable upon conversion of shares of the Company’s Preferred Stock of a class that ranks senior to the Class 1 Stock as to distribution of profits and distribution of assets upon dissolution of the Company or while any such registration statement has been filed with the SEC and is not yet effective or on or within one hundred eighty (180) days after the effective date of any such registration statement (other than on Form S-4 or S-8) filed by the Company with the SEC.

(C)    After the Holders have requested two such registrations pursuant to this Section 2(a)(1) and such registrations have been declared or ordered effective by the SEC, so long as the Company shall have complied with its obligations in this Agreement relating to such registrations; provided however, that if any Holder is unable to include in such registration any Registrable Securities that such Holder requests be included in any such registration, the Holders shall be entitled to one additional registration for each such registration from which any Registrable Securities are so excluded; or

(D)    If the Company shall furnish to the Holders a certificate signed by the Chairman of the Board or the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Managers of the Company, as evidenced by a duly adopted resolution of the Board of Managers of the Company, it would be seriously detrimental to the Company or its members for a registration statement to be filed at such time, then the Company’s obligation to use its best efforts to register, qualify or comply under this Section 2(a)(1) shall be deferred for a period (as specified in such resolution) not to exceed ninety (90) days from the date of receipt of such written request from the Initiating Holders; provided, however, that the Company may not utilize this right to delay fulfillment of a request more than once in any twelve-month period.

(2)    If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so inform the Company as a part of their request made pursuant to this Section 2(a) and the Company shall include such information in the written notice referred to in Section 2(a)(1). In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in such underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company, as provided in Section 2(d)(6)) enter into an underwriting agreement in usual and customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders and approved by the Company. Notwithstanding any other provision of this Section 2(a), if the underwriter advises the Company and the Holders electing to participate in such registration in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall promptly so notify all Holders of Registrable Securities which would otherwise be included in such underwritten offering pursuant hereto, and the number of Registrable Securities that may be included in such underwritten offering shall be allocated as follows:

(i)    first, among persons who have the right to include shares in such registration statement pursuant to an agreement other than this Agreement, to the extent such other agreement affords such persons priority over the Holders to include their shares in such registration statement, and

(ii)    thereafter among the Holders who have elected to participate in such underwritten offering, in such proportion (as nearly as practicable) as the number of Registrable Securities held by each Holder bears to the aggregate amount of Registrable Securities held by all such Holders, until such Holders have included in the underwriting all Registrable Securities that such Holders have requested to be included in such registration, and

(iii)    thereafter, among all other persons who have the right to include shares in such registration, in such relative priorities as established by the agreement(s) under which such rights arise.

Without the consent of a majority in interest of the Initiating Holders, except as permitted by clause (i) of the immediately preceding sentence, no securities other than Registrable Securities shall be covered by such registration if the inclusion of such other securities would result in a reduction of the number of Registrable Securities covered by such registration or included in any underwriting or if, in the opinion of the managing underwriter, the inclusion of such other securities would adversely affect the marketing of such offering.

(b)    Company Registration. If the Company at any time after the closing of the IPO proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the 1933 Act in connection with the public offering of such securities solely for cash (other than an Excluded Registration Statement), the Company shall, at least ten (10) days prior to the filing of any registration statement under the 1933 Act relating thereto, promptly give each Holder notice of such registration, unless by the terms of any agreement between the Company and any holders of securities to which such registration relates the Holders are not permitted to include any Registrable Securities in such registration. Such notice shall be given by mail and, concurrent with the deposit of such notice in the mail, by email to the Holders who have furnished email addresses to the Company. Upon the written request of a Holder given within ten (10) days after the Company gives such notice to such Holder (which request shall specify the number of Registrable Securities to be included in such registration statement), the Company shall, subject to the provisions of Section 2(g), cause to be registered under the 1933 Act all of the Registrable Securities that such Holder has requested to be registered.

(c)    Form S-3 Registration. In case the Company shall receive from the Holders of at least 30% of the Registrable Securities (the “S-3 Initiating Holders”) a request that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by the S-3 Initiating Holder or S-3 Initiating Holders, the Company will:

(1)    promptly give notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(2)    as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Initiating Holder’s or Initiating Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a request given within ten (10) days after receipt of such notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2(c):

(1)    if Form S-3 is unavailable for such offering by the Holders;

(2)    if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000, unless the Registrable Securities to be so registered are all the Registrable Securities held by the S-3 Initiating Holders;

(3)    if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board or the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Managers of the Company, as evidenced by a duly adopted resolution of the Board of Managers of the Company, it would be seriously detrimental to the Company and its members for such registration on Form S-3 to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 for a period of not more than ninety (90) days after receipt of the request of the S-3 Initiating Holder or S-3 Initiating Holders under this Section 2(c); provided, however, that the Company shall not utilize this right more than once in any twelve-month period; or

(4)    in any particular jurisdiction in which the Company would be required to qualify to do business, subject itself to taxation measured by its income or revenues if the Company is not otherwise subject to such taxation in such jurisdiction or to execute a general consent to service of process in any such case in effecting such registration, qualification or compliance.

(3)    Subject to the foregoing, the Company shall file a registration statement covering the applicable Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the S-3 Initiating Holders. All expenses incurred by the Company in connection with a registration requested pursuant to Section 2(c), including (without limitation) all registration, filing, qualification, printer’s and accounting fees and reasonable fees and disbursements of a single counsel for all Holders, shall be borne by the Company. Registrations effected pursuant to this Section 2(c) shall not be counted as demands for registration or registrations effected pursuant to Sections 2(a) or 2(b), respectively.

(d)    Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(1)    Prepare and file with the SEC a registration statement with respect to such Registrable Securities on the appropriate form and use its best efforts to cause such registration statement to become effective on the earliest practicable date, and keep such registration statement effective for up to 180 days during which the applicable prospectus is available for use by the Holders whose Registrable Securities are included in such registration (or such shorter period of time, if an underwritten offering, as the underwriters need to complete the distribution of the registered offering, or until the Holders whose Registrable Securities are included in a particular registration have disposed of their Registrable Securities in such registration or such securities shall cease to be Registrable Securities by reason of clause (iii) of the definition of the term “Registrable Securities” in the case of a “shelf” registration on Form S-3 or any similar or successor “short-form” registration statement); provided, however, that the number of days that a registration statement shall be kept effective under this Section 2(d)(1) shall be increased for each day the effectiveness of such registration statement was suspended or halted, if at all.

(2)    Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

(3)    Furnish to each Holder a copy of all documents filed with the SEC and all correspondence from or to the staff of the SEC in connection with such registration.

(4)    Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(5)    Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, to subject itself to taxation based on income, if not otherwise so subject in such jurisdiction, or to file a general consent to service of process in any such state or jurisdiction.

(6)    In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriters of such offering and arrange for the Company’s independent public accountants to furnish such “comfort” and other letters in customary form for underwritten offerings and as otherwise required by such underwriting agreement.

(7)    Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and use its best efforts to correct such misstatement or omission as soon as practicable.

(8)    Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, opinions, dated such date, of counsel representing the Company in connection with such registration, in form, scope and substance as is customarily given in such a public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

(9)    Cause all such Registrable Securities registered pursuant hereto to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(10)    Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(11)    Refrain from bidding for or purchasing any Class 1 Stock or any right to purchase Class 1 Stock or attempting to induce any Person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Holders to sell Registrable Securities under such registration statement by reason of the limitations set forth in Regulation M under the 1934 Act.

(e)    Obligations of the Holders. (1) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required in order to comply with any applicable law or regulation in connection with the registration of such Holder’s Registrable Securities or any qualification or compliance with respect to such Holder’s Registrable Securities and referred to in this Agreement.

(2)    The Holders hereby acknowledge that there may occasionally be times when the Company must suspend the use of a prospectus forming a part of any registration statement filed pursuant to this Agreement until such time as an amendment to such registration statement has been filed by the Company and declared effective by the SEC or until the Company has amended or supplemented such prospectus. Each Holder hereby covenants that it will not sell any securities pursuant to any such prospectus during the period commencing at the time at which the Company gives such Holder and any underwriters notice of the suspension of the use of any such prospectus and ending at the time the Company gives such Holder and any underwriters notice that the Holders may thereafter effect sales pursuant to any such prospectus. Notwithstanding anything herein to the contrary, the Company shall not suspend use of the registration statement by the Holders unless in the good faith determination of the Company such suspension is required by the federal securities laws, including, without limitation, the rules and regulations promulgated thereunder; provided, however, that (i) except as otherwise provided by clause (ii) below, if such suspension is required by the need for an amendment or supplement to the registration statement or the prospectus forming a part thereof, the Company shall promptly file such required amendments or supplements as shall be necessary for the disposition of the Registrable Securities to recommence and (ii) if the Board of Managers has determined in good faith that offers and sales pursuant to the prospectus forming part of the registration statement should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in the registration statement would be premature or would have a Material Adverse Effect, the Company may suspend the use of the prospectus and defer the filing of any required amendment or supplement for the minimum period of time necessary to avoid such Material Adverse Effect; provided, further, that in the case of clause (ii) above, the Company shall not be entitled to exercise its right to block such sales or suspend use of such prospectus more than one time (not to exceed thirty (30) days) in any twelve-month period.

(3)    Each Holder agrees that any sale by such Holder of Registrable Securities pursuant to a registration statement covering Registrable Securities shall be sold in a manner described in the plan of distribution set forth therein and, unless a deemed delivery method is available under the 1933 Act (A) if such sale is made through a broker, the Holder shall instruct such broker to deliver the prospectus to the purchaser or purchasers (or the broker or brokers therefor) in connection with such sale, shall supply copies of the prospectus to such broker or brokers and shall instruct such broker or brokers to deliver such prospectus to the purchaser in such sale or such purchaser’s broker, (B) if such sale is made in a transaction directly with a purchaser and not through the facilities of any securities exchange or market, the Holder shall deliver, or cause to be delivered, the prospectus to such purchaser; and (C) if such sale is made by any means other than those described in the immediately preceding clauses (A) and (B), the Holder shall otherwise use its best efforts to comply with the prospectus delivery requirements of the 1933 Act applicable to such sale.

(4)    Each Holder agrees that it will promptly notify the Company of any material change in the information set forth in the registration statement regarding such Holder or its plan of distribution; each Holder agrees (a) to notify the Company if such Holder enters into any material agreement with a broker or a dealer for the sale of Registrable Securities through a block trade, special offering, exchange distribution or a purchase by a broker or dealer and (b) in connection with such agreement, to provide to the Company in writing the information necessary to prepare any supplemental prospectus pursuant to Rule 424(c) under the 1933 Act which is required with respect to such transaction.

(5)    Each Holder shall not take any action with respect to any distribution deemed to be made pursuant to the registration statement covering such Holder’s Registrable Securities which action would constitute a violation of Regulation M under the 1934 Act or any other applicable rule, regulation or law.

(6)    At the end of the period during which the Company is obligated to keep a registration statement current and effective as provided in this Agreement, the Holders of Registrable Securities included in such registration statement shall discontinue sales of Registrable Securities pursuant to such registration statement upon receipt of notice from the Company of its intention to remove from registration the Registrable Securities covered by such registration statement that remain unsold, and each such Holder shall notify the Company of the number of its Registrable Securities which remain unsold immediately after receipt of such notice from the Company.

(f)    Expenses of Registration. All expenses (other than underwriting discounts and commissions payable with respect to Registrable Securities sold in an offering) incurred by the Company in connection with registrations, filings or qualifications pursuant to Sections 2(a), 2(b) and 2(c) including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees (but not including any fees and disbursements of any counsel to any Holders) shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2(a) if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless (a) the withdrawal is based upon material adverse information concerning the Company of which such Holders were unaware at the time of such request or any material misstatement or omission in any registration statement filed by the Company with the SEC in connection with such offering or (b) the Holders of a majority of the Registrable Securities being registered agree to forfeit the right to a demand registration pursuant to Section 2(a), in which event such right shall be forfeited by all Holders). If the Holders are required by this Agreement to pay all or any part of such registration expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration or inclusion therein in proportion to the number of securities (including Registrable Securities) for which registration was requested. If the Company is required to pay such registration expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2(a) to a demand registration.

(g)    Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 2(b) to include a particular Holder’s securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it and as are consistent with this Agreement; provided, however, that a Holder shall not be required to make any representations or warranties other than with respect to itself and its Registrable Securities. If the total amount of securities, including Registrable Securities, requested by holders of the Company’s securities to be included in such offering exceeds the amount of securities proposed to be sold by persons or entities other than the Company that the underwriters reasonably believe compatible with the success of the offering, then, except as otherwise agreed by the Company with holders of securities (other than Registrable Securities) to be included in such registration, the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will be compatible with the success of the offering, but in no event shall (i) the Company be required to exclude from such registration shares held by any person who is entitled to include shares in such registration statement pursuant to an agreement other than this Agreement, except to the extent such other agreement permits the Company to exclude such shares from such registration before excluding or reducing pro rata the Holders’ Registrable Securities, (ii) in the IPO the total amount of securities, including Registrable Securities requested by the Holders to be included in the IPO, be reduced unless, subject to the immediately preceding clause (i), all other securities of the Company held by other holders of securities of the Company are first entirely excluded from the IPO; or (iii) any shares being sold by a holder exercising a demand registration right similar to that granted in Section 2(a) be excluded from such offering.

(h)    Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2 unless such injunction is sought by Holders of a majority of the Registrable Securities.

(i)    Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(1)    To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, members, investment advisors, Affiliates and directors of each Holder, any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations of the Company (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement filed pursuant to this Agreement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law in connection with the Company’s performance of its obligations under this Agreement; and the Company will pay to each such Holder, the partners, officers, members, investment advisors, Affiliates and directors of each such Holder, each such underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, expense, or action; provided, however, that the indemnity agreement contained in this Section 2(i)(1) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, expense, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case to a particular such person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs (i) in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such person, (ii) due to the failure of a Holder to comply in any material respect with the covenants and agreements contained in this Agreement with respect to the sale of Registrable Securities, and (iii) due to an untrue statement or omission in any prospectus that is corrected in any subsequent prospectus, or supplement or amendment thereto, that was delivered to such Holder prior to the pertinent sale or sales by such Holder and not delivered by such Holder to the individual or entity to which it made such sale(s) prior to such sale(s).

(2)    To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter, any other Holder selling securities in such registration statement, any of such other Holder’s partners, officers, or directors, and any person who controls any such other Holder or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities, or expenses (joint or several) to which any of the foregoing persons may become subject, under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation by such Holder, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder and stated by such Holder to be expressly for use in connection with such registration (the “Holder’s Information”); and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 2(i)(2), in connection with investigating or defending any such loss, claim, damage, liability, expense, or action if determined by final judgment (not subject to appeal) of a court of competent jurisdiction that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2(i)(2) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the prior consent of such Holder, which consent shall not be unreasonably withheld, nor shall a Holder be liable in any such case to a particular such person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which (i) occurs due to the failure of the Company to comply with the covenants and agreements contained in this Agreement with respect to the sale of Registrable Securities or (ii) arises from an untrue statement or omission in any prospectus that is based on such Holder’s Information and as to which such Holder shall have provided to the Company corrected Holder’s Information and the Company shall not have corrected such prospectus prior to the pertinent sale or sales by for which the Violation occurred; provided further, that, in no event shall any Holder be liable for indemnity under this Section 2(i)(2) or otherwise in an amount that exceeds the net proceeds from the offering received by such Holder.

(3)    Promptly after receipt by an indemnified party under this Section 2(i) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2(i), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. After notice from the indemnifying party to any indemnified party(s) of the indemnifying party’s election to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party(s) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would, in the opinion of counsel to the indemnified party, be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding; provided, further, that the indemnifying party shall not be obligated to assume the expenses of more than one counsel to represent all indemnified parties. If any indemnified party is entitled to such separate counsel, such counsel shall be required to cooperate with other counsel representing the indemnifying parties in such action if any indemnifying party is required to pay or reimburse the costs of such separate counsel. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2(i), but the failure so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2(i).

If the indemnification provided for in this Section 2(i) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages, liabilities, or expenses referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability, or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage liability, or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

(4)    The obligations of the Company and Holders under this Section 2(i) shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The rights to indemnification and contribution in this Section 2(i) shall be in addition to and not in lieu of any other rights arising under applicable law.

(j)    Rule 144; Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public, the Company agrees to:

(1)    make and keep public information available, as those terms are understood and defined in Rule 144, at all times after ninety (90) days after such effective date;

(2)    take such action, including the voluntary registration of its Class 1 Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the registration statement filed by the Company for its IPO is declared effective, subject to the rules and regulations applying to the use of a Form S-3;

(3)    file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

(4)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 under the 1933 Act (at any time after ninety (90) days following the effective date of the first registration statement filed by the Company), the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

(k)    Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee who acquires all or any part of a Holder’s Registrable Securities (including through holding any Subject Stock Equivalents); provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further public disposition of such securities by the transferee or assignee is restricted under the 1933 Act.

(l)    No Limitation on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall have the right, without any consent or approval of, or notice to, the Holders, to enter into any agreement with any holder or prospective holder of any securities of the Company (i) which would allow such holder or prospective holder to include such securities in any registration filed under Sections 2(a), 2(b) or 2(c) hereof, or (ii) which would restrict the right of the Holders to exercise their rights under Section 2(b) with respect to any registration that the Company effects for any such holder in order to afford similar rights to other holders or prospective holders having priority over the rights of the Holders hereunder.

(m)    Mergers, Etc. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving entity unless the proposed surviving entity shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Section 2, and for that purpose references hereunder to Registrable Securities shall be deemed to be references to the securities which the Holders would be entitled to receive in exchange for Registrable Securities under the terms of any such merger, consolidation or reorganization or to receive upon conversion of securities the Holders would be entitled to receive in exchange for shares of Class 1 Stock under the terms of any such merger, consolidation or reorganization; provided, however, that the provisions of this Section 2(m) shall not apply in the event of any merger, consolidation, or reorganization in which the Company is not the surviving entity if all members are entitled to receive in exchange for their Class 1 Stock and Registrable Securities consideration consisting solely of (i) cash, (ii) securities of the acquiring entity which may be immediately sold to the public without further registration under the 1933 Act, and/or (iii) securities of the acquiring entity which the acquiring entity has agreed to register within ninety (90) days after completion of the transaction for resale to the public pursuant to the 1933 Act on terms comparable to this Section 2.

3.    Miscellaneous Provisions.

(a)    All Shares Held by Holders. The terms and conditions of this Agreement govern all shares of Class 1 Stock, and shares of Class 1 Stock issuable upon conversion or exercise of any Subject Stock Equivalent, held by any Holder at the time it becomes a party to this Agreement and all such shares of Class 1 Stock acquired, or issuable in respect of Subject Stock Equivalents acquired, by such Holder subsequent to the date such Holder becomes a party to this Agreement and before the Company’s IPO, except to the extent the rights of the holder of such shares to registration under the 1933 Act are expressly governed by a separate agreement. A person who acquires beneficial ownership of Registrable Securities from a Holder and who becomes a party to this Agreement in accordance with Section 2(k) shall thereby become a Holder for purposes of this Agreement.

(b)    Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted transferees and permitted assigns of the parties.

(c)    Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of New York as applied to agreements among residents of the State of New York entered into and to be performed entirely within the State of New York, without reference to principles of conflict of laws or choice of laws.

(d)    Counterparts; Effectiveness. This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when duly executed and delivered by the Company and any Holder. Thereafter, any other Holder may become a participant by executing and delivering to the Company a counterpart of this Agreement.

(e)    Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which are incorporated herein by this reference.

(f)    Stock Splits, etc. All share numbers used in this Agreement are subject to adjustment in the case of any stock split, reverse stock split, combination or similar events.

(g)    Notices and Requests. Unless otherwise specifically provided in this Agreement, any notice or request required or permitted under this Agreement shall be given in writing and shall be deemed effectively given on the earliest of (i) when received, (ii) upon personal delivery to the party to be notified, (iii) upon delivery via facsimile so long as confirmation of receipt is received from the receiving facsimile machine, (iv) one day after being deposited with an overnight courier service, (v) three days after deposit with the United States Postal Service, by certified mail, postage prepaid and addressed to the party to be notified at the address set forth on its signature page to this Agreement, or (vi) if delivered by e-mail message to the address set forth on such party’s signature page to this Agreement, at the time at which confirmation of receipt is generated by the recipient opening the e-mail communication and creating a record of receipt of the transmission, or at such other address as such party may designate by ten (10) days advance notice to all other parties.

(h)    Amendments and Waivers. (1) Any term of this Agreement may be amended, the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) and any persons may be added as parties hereto, only by an instrument in writing signed by (i) the Company and (ii) Holders who hold a majority in interest of the Registrable Securities held by all Holders. Notwithstanding the foregoing, the Company and the Holders agree that this Agreement shall be automatically amended without further action by the Company or any Holders to add as additional parties (x) from time to time any person who purchases shares of Class 1 Stock from the Company after the date the initial Holders become parties hereto and who executes and delivers to the Company a counterpart of this Agreement, in which case the Company may amend Exhibit A from time to time to include such purchasers and (y) from time to time any transferee of registration rights as contemplated by Section 2(k) so long as such transferee agrees in writing with the Company to be bound by the terms of this Agreement as a Holder. Any such amendments or waivers will be binding on all parties hereto.

(2)    (A) Notwithstanding anything otherwise to the contrary contained in this Agreement, the Company may amend or modify any term or provision in this Agreement from time to time after the Closing in connection with the issuance of any Subject Stock or Subject Stock Equivalents in a financing transaction the principal purpose of which is to raise capital for the Company if (1) the price per share of Subject Stock issued in such transaction or the price per share of Subject Stock at which the Subject Stock is deemed issued in such transaction is equal to or greater than the Conversion Price in effect on the date of, and immediately prior to, such issuance and (2) such amendment or modification is approved by (x) a written instrument signed by Holders of outstanding shares of Class 1 Stock that at the time constitute Registrable Securities who would, in a vote of such holders taken by the Company, be entitled to cast a majority of the votes entitled to be cast by all the Holders with respect to their outstanding shares of Class 1 Stock that at the time are Registrable Securities, and (y) the Board of Managers.

(B)    The issuance by the Company of Subject Stock Equivalents in a financing transaction the principal purpose of which is to raise capital shall be deemed the issuance at the time of such issuance of Subject Stock Equivalents of the Subject Stock issuable upon the exercise, conversion or exchange of such Subject Stock Equivalents. The price per share at which the shares of Subject Stock are so deemed to have been issued shall be determined by dividing:

(i)    the total amount, if any, received or receivable by the Company as consideration for the issuance of such Subject Stock Equivalents, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto and determined without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise, conversion or exchange of such Subject Stock Equivalents, by

(ii)    the maximum number of shares of Subject Stock as set forth in the instruments relating thereto (determined without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise, conversion or exchange of such Subject Stock Equivalents.

(i)    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms to the maximum extent possible.

(j)    Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior negotiations, correspondence, agreements, understandings, duties or obligations among the parties with respect to the subject matter hereof.

(k)    Further Assurances. From and after the date of this Agreement, upon the request of a party, the other parties shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement or caused this Agreement to be duly executed by their respective officers or other representatives thereunto duly authorized as of the day and year first set forth above.

INOZYME PHARMA, LLC

By: /s/ Axel Bolte
Axel Bolte
Chief Executive Officer and President

Address:

[**]

Email: [**]

Inozyme Pharma, LLC Confidential

OMNIBUS SIGNATURE PAGE FOR

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned has hereby duly executed the Registration Rights Agreement or caused the Registration Rights Agreement to be hereby duly executed by one of its officers or other representatives thereunto duly authorized, as of the date set forth below.

Date: June 22, 2016

Number of Shares:

1,500,000 Class 1 Stock	/s/ Axel Bolte
Axel Bolte

Address:

[**]

Email: [**]

Inozyme Pharma, LLC Confidential

OMNIBUS SIGNATURE PAGE FOR

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned has hereby duly executed the Registration Rights Agreement or caused the Registration Rights Agreement to be hereby duly executed by one of its officers or other representatives thereunto duly authorized, as of the date set forth below.

Date: June 22, 2016

Number of Shares:

3,000,000 Class l Stock	/s/ Demetrios Braddock
Demetrios Braddock

Address:

[**]

Email: [**]

Inozyme Pharma, LLC Confidential

OMNIBUS SIGNATURE PAGE FOR

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned has hereby duly executed the Registration Rights Agreement or caused the Registration Rights Agreement to be hereby duly executed by one of its officers or other representatives thereunto duly authorized, as of the date set forth below.

Date: June 22, 2016	CHAUTAUQUA CORPORATE SERVICES, LLC

Number of Shares:

500,000	By:	/s/ Brian W. Pusch
Brian W. Pusch
Managing Member

Address:

[**]

Email: [**]

Inozyme Pharma, LLC Confidential

OMNIBUS SIGNATURE PAGE FOR

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned has hereby duly executed the Registration Rights Agreement or caused the Registration Rights Agreement to be hereby duly executed by one of its officers or other representatives thereunto duly authorized, as of the date set forth below.

Date: June 22, 2016

Number of Shares:

500,000 Class 1 Stock	/s/ Enrique De LaCruz
Enrique De LaCruz

Address:

[**]

Email: [**]

Inozyme Pharma, LLC Confidential

OMNIBUS SIGNATURE PAGE FOR

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned has hereby duly executed the Registration Rights Agreement or caused the Registration Rights Agreement to be hereby duly executed by one of its officers or other representatives thereunto duly authorized, as of the date set forth below.

Date: June 22, 2016

Number of Shares:

2,500,000 Class 1 Stock	/s/ Joseph Schlessinger
Joseph Schlessinger

Address:

[**]

Email: [**]

Inozyme Pharma, LLC Confidential

OMNIBUS SIGNATURE PAGE FOR

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned has hereby duly executed the Registration Rights Agreement or caused the Registration Rights Agreement to be hereby duly executed by one of its officers or other representatives thereunto duly authorized, as of the date set forth below.

Date: June 29, 2016

Number of Shares:

16,667	/s/ Steven Jungles
Steven Jungles
Trust Dated Nov. 12, 2014

Address:

[**]

Email: [**]

Inozyme Pharma, LLC Confidential

OMNIBUS SIGNATURE PAGE FOR

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned has hereby duly executed the Registration Rights Agreement or caused the Registration Rights Agreement to be hereby duly executed by one of its officers or other representatives thereunto duly authorized, as of the date set forth below.

Date: January 6, 2017	YALE UNIVERSITY

Number of Shares:

1,000,000	By:	/s/ Jon Soderstrom
		Name:	Jon Soderstrom
		Title:	Managing Director
Office Cooperative Research

Address:

[**]

Email: [**]